Guardant Health Reports First Quarter 2021 Financial Results
Achieved revenue of $78.7 million, driven by approximately 18,400 clinical tests
REDWOOD CITY, Calif. May 6, 2021 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics, today reported financial results for the quarter ended March 31, 2021.
Recent Highlights
•Revenue of $78.7 million for the first quarter of 2021, an increase of 17% over the corresponding period of 2020
•Reported 18,390 tests to clinical customers and 3,522 tests to biopharmaceutical customers in the first quarter of 2021, representing an increase of 21% and a decrease of 33%, respectively, over the first quarter of 2020
•Successfully launched Guardant Reveal, the first blood-only test with a 7-day turnaround time, for residual disease and recurring monitoring in patients with early-stage colorectal cancer and received positive early feedback from oncologists
•Received Advanced Diagnostic Laboratory Test (ADLT) status for the Guardant360® CDx test to be reimbursed at a rate of $5,000 effective April 1, 2021, for all Medicare patients
•Study led by Massachusetts General Hospital Cancer Center and published in Clinical Cancer Research demonstrated that Guardant Reveal identifies patients most likely to recur with high clinical accuracy
•Appointed Dr. Craig Eagle as Chief Medical Officer
“I am proud of our team for their continued hard work this quarter. Despite continuing impacts of COVID, we achieved record revenue and solid growth in our clinical business, and continued to progress our product pipeline,” said Helmy Eltoukhy, PhD, co-founder and CEO. “I am so excited about what is ahead for Guardant and believe 2021 will be a pivotal year for us as we expand our product portfolio and invest across our business to build the foundations for complete cancer testing across the continuum of care.”
First Quarter 2021 Financial Results
Revenue was $78.7 million for the three months ended March 31, 2021, a 17% increase from $67.5 million for the three months ended March 31, 2020. Precision oncology revenue grew 6% driven predominantly by an increase in clinical testing revenue which grew 31% over the prior year period. There were 18,390 clinical tests and 3,522 biopharmaceutical tests performed during the first quarter of 2021. Development services and other revenue increased 106% primarily related to the timing of project related milestones for companion diagnostic development programs.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $49.9 million for the first quarter of 2021, an increase of $2.9 million from $47.0 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 63%, as compared to 70% for the corresponding prior year period.
Operating expenses were $157.8 million for the first quarter of 2021, as compared to $81.9 million for the corresponding prior year period, an increase of 93%. Non-GAAP operating expenses were $100.7 million for the first quarter of 2021, as compared to $65.9 million for the corresponding prior year period.
Net loss attributable to Guardant Health, Inc. common stockholders was $109.7 million for the first quarter of 2021, as compared to $27.7 million for the corresponding prior year period. Net loss per share attributable to Guardant Health, Inc. common stockholders was $1.09 for the first quarter of 2021, as compared to $0.29 for the corresponding prior year period. Non-GAAP net loss was $49.4 million for the first quarter of 2021, as compared to $15.4 million for the corresponding prior year period. Non-GAAP net loss per share was $0.49 for the first quarter of 2021, as compared to $0.16 for the corresponding prior year period.
Adjusted EBITDA loss was $45.4 million for the first quarter of 2021, as compared to a $15.5 million loss for the corresponding prior year period.
Cash, cash equivalents and marketable securities were $1.9 billion as of March 31, 2021.
2021 Guidance
Guardant Health now expects full year 2021 revenue to be in the range of $360 million to $370 million, representing 26% to 29% growth over full year 2020. Clinical volumes for 2021 are expected to be greater than 90,000 tests, growing at least 42% over 2020.

Webcast Information
Guardant Health will host a conference call to discuss the first quarter 2021 financial results after market close on Thursday, May 6, 2021 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to Guardant Health, Inc., common stockholders, non-GAAP net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted, and Adjusted EBITDA.

We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments; changes in estimated fair value redeemable noncontrolling interest; contingent consideration; acquisition related expenses, amortization of intangible assets, and other non-recurring items.

Adjusted EBITDA is defined as net loss attributable to Guardant Health, Inc. common stockholders adjusted for interest income; interest expense; other income (expense), net, provision for (benefit from) income taxes; depreciation; and amortization expense; stock-based compensation expense and related employer payroll tax payments; adjustments relating to non-controlling interest and contingent consideration and, if applicable in a reporting period, acquisition-related expenses and other non-recurring items.

We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain other items because we believe that these income (expenses) do not reflect expected future operating expenses. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on helping conquer cancer globally through use of its proprietary blood tests, vast data sets and advanced analytics. The Guardant Health oncology platform leverages capabilities to drive commercial adoption, improve patient clinical outcomes and lower healthcare costs across all stages of the cancer care continuum. Guardant Health has commercially launched liquid biopsy-based Guardant360®, Guardant360 CDx, and GuardantOMNI® tests for advanced stage cancer patients, and Guardant Reveal™ for early-stage cancer patients. These tests fuel development of its LUNAR screening program, which aims to address the needs of asymptomatic individuals eligible for cancer screening.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
Carrie Mendivil
investors@guardanthealth.com

Media Contact:
Anna Czene
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Revenue:
Precision oncology testing	$63,729	$60,246
Development services and other	14,936	7,264
Total revenue	78,665	67,510
Costs and operating expenses:
Cost of precision oncology testing	23,590	18,191
Cost of development services and other	5,157	2,315
Research and development expense	55,508	37,016
Sales and marketing expense	34,338	25,115
General and administrative expense	67,935	19,785
Total costs and operating expenses	186,528	102,422
Loss from operations	(107,863)	(34,912)
Interest income	1,551	3,318
Interest expense	(646)	(12)
Other expense, net	(290)	(209)
Loss before provision for income taxes	(107,248)	(31,815)
Provision for (benefit from) income taxes	110	14
Net loss	(107,358)	(31,829)
Adjustment of redeemable noncontrolling interest	(2,300)	4,100
Net loss attributable to Guardant Health, Inc. common stockholders	$(109,658)	$(27,729)
Net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	$(1.09)	$(0.29)
Weighted-average shares used in computing net loss per share attributable to Guardant Health, Inc. common stockholders, basic and diluted	100,955	94,382

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$869,372	$832,977
Short-term marketable securities	1,071,078	961,903
Accounts receivable, net	48,039	53,299
Inventory	28,876	22,716
Prepaid expenses and other current assets, net	15,679	17,466
Total current assets	2,033,044	1,888,361
Long-term marketable securities	—	246,597
Property and equipment, net	71,765	62,782
Right-of-use assets	205,671	37,343
Intangible assets, net	15,674	16,155
Goodwill	3,290	3,290
Other assets, net	17,297	17,253
Total Assets	$2,346,741	$2,271,781
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,318	$7,340
Accrued compensation	37,180	28,280
Accrued expenses	27,643	22,639
Deferred revenue	8,360	8,550
Total current liabilities	95,501	66,809
Convertible senior notes, net	1,132,899	806,292
Long-term operating lease liabilities	210,244	41,565
Other long-term liabilities	1,651	1,520
Total Liabilities	1,440,295	916,186
Redeemable noncontrolling interest	59,400	57,100
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 101,085,653 and 100,213,985 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,557,954	1,902,389
Accumulated other comprehensive income	904	2,697
Accumulated deficit	(711,813)	(606,592)
Total Stockholders’ Equity	847,046	1,298,495
Total Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity	$2,346,741	$2,271,781

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020

GAAP cost of precision oncology testing	$23,590	$18,191
Amortization of intangible assets	(148)	—
Stock-based compensation expense and related employer payroll tax payments	(799)	(322)
Non-GAAP cost of precision oncology testing	$22,643	$17,869

GAAP research and development expense	$55,508	$37,016
Stock-based compensation expense and related employer payroll tax payments	(4,391)	(2,472)
Acquisition related expenses	—	(8,500)
Non-GAAP research and development expense	$51,117	$26,044

GAAP sales and marketing expense	$34,338	$25,115
Stock-based compensation expense and related employer payroll tax payments	(2,934)	(1,930)
Non-GAAP sales and marketing expense	$31,404	$23,185

GAAP general and administrative expense	$67,935	$19,785
Amortization of intangible assets	(333)	(229)
Stock-based compensation expense and related employer payroll tax payments	(49,375)	(1,911)
Change in fair value of contingent consideration	—	190
Acquisition related expenses	—	(1,207)
Non-GAAP general and administrative expense	$18,227	$16,628

GAAP loss from operations	$(107,863)	$(34,912)
Amortization of intangible assets	333	229
Stock-based compensation expense and related employer payroll tax payments	56,700	6,313
Change in fair value of contingent consideration	—	(190)
Acquisition related expenses	—	9,707
Non-GAAP loss from operations	$(50,830)	$(18,853)

GAAP net loss	$(107,358)	$(31,829)
Amortization of intangible assets	481	229
Stock-based compensation expense and related employer payroll tax payments	57,499	6,635
Change in fair value of contingent consideration	—	(190)
Acquisition related expenses	—	9,707
Non-GAAP net loss	$(49,378)	$(15,448)

	Three Months Ended March 31,
	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(109,658)	$(27,729)
Amortization of intangible assets	481	229
Stock-based compensation expense and related employer payroll tax payments	57,499	6,635
Change in fair value of contingent consideration	—	(190)
Acquisition related expenses	—	9,707
Adjustments relating to non-controlling interest	2,300	(4,100)
Non-GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(49,378)	$(15,448)

GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(1.09)	$(0.29)
Non-GAAP net loss per share attributable to Guardant Health, Inc., common stockholders, basic and diluted	$(0.49)	$(0.16)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	100,955	94,382

Guardant Health, Inc.
Reconciliation of GAAP Net Loss Attributable to Guardant Health, Inc. Common Stockholders
to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020

GAAP net loss attributable to Guardant Health, Inc. common stockholders	$(109,658)	$(27,729)
Interest income	(1,551)	(3,318)
Interest expense	646	12
Other expense, net	290	209
Provision for (benefit from) income taxes	110	14
Depreciation and amortization	5,010	3,304
Stock-based compensation expense and related employer payroll tax payments	57,499	6,635
Change in fair value of contingent consideration	—	(190)
Acquisition related expenses	—	9,707
Adjustments relating to non-controlling interest	2,300	(4,100)
Adjusted EBITDA	$(45,354)	$(15,456)